Exhibit 10.1

EXECUTION COPY

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) dated as of October 16, 2015 between Investment Technology Group, Inc., a Delaware corporation (the “Company”), and Francis J. Troise (the “Executive”) to be effective as of the date the Executive is released from his garden leave obligations with his prior employer (the “Effective Date”), but in no event later than February 1, 2016.

WHEREAS, the Company and the Executive wish to enter into this Agreement to govern the terms and conditions of the Executive’s employment with the Company, including regarding the payments and benefits to which the Executive may become entitled following a Change in Control (as defined below).

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein set forth, the Company and the Executive agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01              Definitions.  For purposes of this Agreement, the following terms have the meanings set forth below:

“Board” means the Board of Directors of the Company.

“Cause” means the occurrence of any one or more of the following:  (i) the Executive’s willful failure to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s death or Disability), after a written demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive’s duties, and the Executive has failed to remedy the situation within fifteen (15) business days of such written notice from the Company; (ii) gross negligence in the performance of the Executive’s duties which results in material financial harm to the Company; (iii) the Executive’s conviction of, or plea of guilty or nolo contendere to, any crime involving the personal enrichment of the Executive at the expense of the Company, or any felony; (iv) the Executive’s willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (v) the Executive’s willful violation of any material provision of the Company’s written code of conduct causing material harm or reputational damage to the Company. For purposes of this definition, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company.

“Change in Control” means and shall be deemed to have occurred:

(a)                                 if any person (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of

Voting Securities representing thirty-five percent (35%) or more of the total voting power of all the then-outstanding Voting Securities; or

(b)                                 if the individuals who, as of the date hereof, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(c)                                  upon consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than fifty percent (50%) of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (B) any such transaction which would result in a Related Party beneficially owning more than fifty percent (50%) of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or

(d)                                 upon consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such transaction which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the transaction; or

(e)                                  if the stockholders of the Company approve a plan of complete liquidation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

“Confidential Information” means information that is not generally known to the public and that was or is used, developed or obtained by the Company or its Subsidiaries in connection with their business and which constitutes trade secrets or information which the Company has made reasonable efforts to protect.  It shall not include information (i) required to be disclosed by court or administrative order; (ii) lawfully obtainable from other sources or which is in the public domain through no fault of the Executive; or (iii) the disclosure of which is consented to in writing by the Company.

“Good Reason” means as follows:

(a)                                 Prior to a Change in Control, “Good Reason” means, without the Executive’s written consent, (i) the material diminution of the Executive’s duties, responsibilities, powers or authorities, including the assignment of any duties and responsibilities inconsistent with the Executive’s position as President and Chief Executive Officer or as the most senior executive officer of the Company; (ii) the removal of the Executive from the Executive’s position as Chief Executive Officer or as the senior-most executive officer of the Company; (iii) the failure to obtain a written assumption of this Agreement by any person acquiring all or substantially all of the assets of the Company, whether effected by purchase of shares, purchase of assets, merger or otherwise, prior to such acquisition; (iv) a material reduction by the Company of the Executive’s (a) participation opportunity in the Company’s incentive compensation plans (for the avoidance of doubt, relative to the participation level of the preceding calendar year) or (b) Base Salary, in either case of (a) or (b) unless such reduction applies on substantially the same percentage basis to all executive officers of the Company generally; (v) written notice to Executive from the Company to stop the automatic renewal of the Employment Period pursuant to Section 2.01 hereof; provided that the Executive is willing and able to execute a new contract providing terms and conditions substantially similar to those in this Agreement and to continue providing services to the Company; (vi) material breach by the Company of the terms of this Agreement; or (vii) relocation of the Executive’s principal place of business to a location more than thirty-five (35) miles from its location as of the Start Date (as defined below); provided, however, that for any of the foregoing to constitute Good Reason, the Executive must provide written notification of the Executive’s intention to resign within sixty (60) days after the Executive knows or has reason to know of the occurrence of any such event or condition, and, the Company shall have had thirty (30) business days from the date of receipt of such notice to effect a cure of the event or condition constituting Good Reason and shall have failed to do so, and the Executive actually resigns from employment within the sixty (60) day period following the expiration of the foregoing cure period.  In the event of a cure of such event or condition constituting Good Reason by the Company, such event or condition shall no longer constitute Good Reason.

(b)                                 On or after a Change in Control, “Good Reason” means, without the Executive’s express written consent, the occurrence on or after a Change in Control of the Company of any one or more of the following:

(i)                                     (A) the removal of the Executive from the Executive’s position as Chief Executive Officer, or (B) a material reduction of the Executive’s primary functional authorities, duties, or responsibilities as President and Chief Executive Officer of the Company from those in effect immediately prior to the Change in Control or the assignment of duties to the Executive inconsistent with those of President and Chief Executive Officer of the Company, other than an insubstantial and inadvertent reduction or assignment that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(ii)                                  the Company’s requiring the Executive to be based at a location in excess of thirty-five (35) miles from the location of the Executive’s principal job location or office immediately prior to the Change in Control;

(iii)                               a material reduction by the Company of the Executive’s Base Salary in effect on the date hereof, or as the same shall be increased from time to time, unless such reduction applies on substantially the same percentage basis to all employees of the Company generally;

(iv)                              a material reduction in the Executive’s participation in, any of the Company’s annual incentive compensation plans in which the Executive participates prior to the Change in Control unless such failure applies to all plan participants generally;

(v)                                 the failure of the Company to obtain the assumption of the obligations contained herein by any successor upon or after the Change in Control event that triggers the application of this Good Reason definition;

(vi)                              a material breach of this Agreement by the Company; or

(vii)                           written notice to Executive from the Company to stop the automatic renewal of the Employment Period pursuant to Section 2.01 hereof; provided that the Executive is willing and able to execute a new contract providing terms and conditions substantially similar to those in this Agreement and to continue providing services to the Company;

provided, however, that for any of the foregoing (i) through (vii) to constitute Good Reason, the Executive must provide written notification of the Executive’s intention to resign within thirty (30) days after the Executive knows or has reason to know of the occurrence of any such event or condition, and, the Company shall have had thirty (30) business days from the date of receipt of such notice to effect a cure of the event or condition constituting Good Reason and shall have failed to do so and the Executive actually resigns from employment within the eighteen (18) month period following the Change in Control as provided in Section 5.03.  In the event of a cure of such event or condition constituting Good Reason by the Company, such event or condition shall no longer constitute Good Reason.  A termination of employment by the Executive within the eighteen (18) month period following a Change in Control shall be for a Good Reason if one of the occurrences specified above shall have occurred, notwithstanding that the Executive may have other reasons for terminating employment, including employment by another employer which the Executive desires to accept.

On or after a Change in Control, for purposes of this Agreement, it shall be a material breach of this Agreement by the Company if, inter alia, the Company decreases the Executive’s Total Annual Compensation by more than thirty-three percent (33%).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Permanent Disability” means those circumstances under which the Executive is determined to be eligible to receive disability benefits under the Company’s long-term disability plan or program, or, in the absence of such a plan or program, “Disability” will be as defined in Section 22(e)(3) of the Code, without regard to the last sentence thereof.

“Related Party” means (i) a Subsidiary of the Company; (ii) an employee or group of employees of the Company or any Subsidiary of the Company; (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, fifty percent (50%) or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (ii) if a partnership, limited liability company, association or other business entity, fifty percent (50%) or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes of this definition, a Person or Persons will be deemed to have a fifty percent (50%) or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated fifty percent (50%) or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

“Total Annual Compensation” shall mean the sum of the Executive’s base salary and average variable compensation, within the meaning of the Company’s annual incentive compensation program (paid or payable to Executive under Section 4.02 hereof with respect to the three calendar years immediately preceding the calendar year in which the Date of Termination occurs) as in effect immediately prior to the Change in Control.  For the avoidance of doubt, average variable compensation (i) shall include the grant date cash value of any variable compensation amounts paid in the form of options and Basic Units (or any successor form of equity-based award) awarded under the Company’s 2007 Omnibus Equity Compensation Plan (or any successor thereto), or any of its subplans including the Company’s Variable Compensation Stock Unit Award Program (or any successor thereto), and (ii) shall not take into account any of the compensation paid or granted under Section 4.03 below.  For the avoidance of doubt, as of the date of this Agreement, the Company’s fiscal year is a calendar year.  In the event that the Company’s fiscal year is changed to something other than a calendar year, all references to a calendar year contained in this Agreement relating to payments in respect of the Company’s annual incentive compensation program shall be deemed to refer to such fiscal year.

“Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

ARTICLE 2

EMPLOYMENT

SECTION 2.01              Employment.  This Agreement shall become null and void as initio and neither the Company nor the Executive shall have any rights or obligations hereunder, if the Start Date (defined below) does not occur by February 1, 2016. The Company shall employ the Executive, and the Executive shall accept employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the first business day immediately following the Effective Date on which the Executive commences employment with the Company on or prior to February 1, 2016 (the “Start Date”) and ending as provided in Section 5.01 (the “Employment Period”); provided that the Employment Period shall automatically be extended for periods of one-year unless either party gives written notice to the other party at least 90 days prior to the end of the Employment Period or at least 90 days prior to the end of any one-year renewal period that the Employment Period shall not be further extended.

ARTICLE 3

POSITION AND DUTIES

SECTION 3.01              Position and Duties.  During the Employment Period, the Executive shall serve as Chief Executive Officer and President of the Company and shall have all duties, authority and responsibilities normally incident to such position.  In such capacity, the Executive shall report to the Board and shall have such responsibilities, powers and duties as may from time to time be prescribed by the Board; provided that such responsibilities, powers and duties are substantially consistent with those customarily assigned to individuals serving in such position at comparable companies.  During the Employment Period, the Executive shall devote substantially all of the Executive’s working time and efforts to the business and affairs of the Company and its Subsidiaries.  The Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or for-profit organization not related to the business of the Company or its Subsidiaries, whether for compensation or otherwise, without prior written consent of the Board, such consent not to be unreasonably withheld; provided that the foregoing shall not be construed as preventing the Executive from serving on civic, educational, philanthropic or charitable boards or committees, maintaining the Executive’s personal investments, or, serving with the prior written consent of the Board, in its sole discretion, on corporate boards.

SECTION 3.02              Board Seat.  On the Start Date, the Company shall cause the Executive to be appointed to the Board, and the Executive serves as a member of the Board.  During the Employment Period, the Company shall use its best efforts to cause the Executive to be nominated and reelected to the Board.  Upon any termination of the Executive’s employment with the Company by the Executive or by the Company for any reason, the Executive’s service on the Board (and any board of directors of any Subsidiary of the Company) shall immediately terminate and the Executive hereby grants the General Counsel the Executive’s power of attorney to execute any documentation required for the sole purpose of ensuring that such service is immediately terminated.

SECTION 3.03              Executive Representations.  The Executive hereby represents and warrants to the Company that the Executive has provided the Company with a copy of any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction of any nature whatsoever which would prohibit the Executive from executing this Agreement and performing fully the Executive’s duties or responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties or responsibilities which may now or in the future be assigned to the Executive by the Company. Further, the Company expects the Executive not to, and the Executive hereby acknowledges and agrees that the Executive will not, use any proprietary or confidential information of any prior employer in the performance of the Executive’s duties for the Company.

ARTICLE 4

BASE SALARY, BONUS AND BENEFITS

SECTION 4.01              Base Salary.  During the Employment Period, the Executive’s base salary will be $750,000 per annum (the “Base Salary”).  The Executive’s Base Salary shall be reviewed periodically for increase, but not decrease, by the Compensation Committee of the Board (the “Committee”) pursuant to the Committee’s normal performance review policies for senior level executives; provided that no provision of this Agreement shall prohibit a reduction in the Executive’s Base Salary as part of an across the board reduction in the base salaries of executive officers generally, so long as such reduction applies on substantially the same percentage basis to all executive officers of the Company generally.  The Base Salary will be payable in accordance with the normal payroll practices of the Company.

SECTION 4.02              Annual Variable Compensation Opportunity.

(a)                                 In addition to the Base Salary, during the Employment Period, the Executive shall be eligible to receive annual variable compensation opportunities as determined in the sole discretion of the Committee pursuant to the Company’s annual incentive compensation program as in effect from time to time, with the actual annual variable compensation award for any year to be determined based on the achievement of pre-established performance goals (developed after consultation with Executive) and the terms of the Company’s applicable incentive plan as in effect from time to time for that year, and otherwise consistent with the Committee’s procedures and methodologies with respect to such determinations; provided, that, with respect to 2016, the Executive will be paid a total variable compensation award of at least $3.5 million, of which 40% will be paid in cash.

(b)                                 Annual variable compensation awards may be divided between cash bonus and equity-based awards under the Company’s 2007 Omnibus Equity Compensation Plan (or any successor thereto), or any of its subplans including the Company’s Variable Compensation Stock Unit Award Program (or any successor thereto), as determined by the Committee.  All equity-based awards will be subject to such terms and conditions, including vesting terms and conditions, as determined by the Committee; provided, that, so long as the Company’s Pay for Performance Policy is in effect, at least 50% of the equity-based award portion of the Executive’s annual variable compensation payments will consist of equity-based awards that are performance-based.   In addition, the Executive shall be eligible to receive such other performance-based, discretionary or other bonuses as the Committee may determine, in its sole and absolute discretion. Annual variable compensation payments, if any, shall be made on or after January 1 but before March 15 of the calendar year following the calendar year for which the annual variable compensation payments are earned.

SECTION 4.03              Transitional Cash and Equity Awards.

(a)                                 2015 Compensation “Buy-Out” Award.  As an inducement to commence employment with the Company and to compensate the Executive for the loss of his potential annual variable compensation at his prior employer in respect of the 2015 calendar year (the “Forfeited 2015 Bonus”), the Executive will be granted a compensation award having a total value of $3.65 million (the “2015 Buy-Out Award”). The 2015 Buy-Out Award will consist of a cash bonus of $1.46 million and equity-based awards with a grant date value of $2.19 million. The equity-based portion of the 2015 Buy-Out Award shall vest, subject to the Executive’s continued employment with the Company through each applicable vesting date except as set forth in Section 4.03(d) below, and settle in three equal annual installments commencing on the first anniversary of the date of grant, and otherwise will be subject to terms and conditions contained in an award agreement substantially in form attached hereto as Exhibit 4.03(a).  The cash portion of the 2015 Buy-Out Award shall be paid within thirty (30) days after the Executive’s Start Date and the equity-based portion of the 2015 Buy-Out Award shall be granted on the Executive’s Start Date.

(b)                                 Inducement Equity Award.  As a further inducement to commence employment with the Company and to replace the Executive’s outstanding stock appreciation rights and restricted stock units that the Executive forfeits upon his departure from his prior employer (the “Forfeited Awards”), the Executive will be granted an award of restricted stock units that settle in shares of Company common stock (the “Inducement Equity Award”) with an initial grant date value equal to the intrinsic value of the Forfeited Awards on the date such awards were forfeited; provided, however that the initial grant date value of the Inducement Equity Award will not exceed $4.5 million. The Inducement Equity Award shall be granted on the Executive’s Start Date, and shall vest, subject to the Executive’s continued employment with the Company, or as otherwise provided in Section 4.03(d) below, through each of the applicable vesting dates, in the following installments on the following vesting dates: (i) 38% of the Inducement Equity Award shall vest on January 31, 2016 (the “2016 Tranche”); (ii) 41% of the Inducement Equity Award shall vest on January 31, 2017; and (iii) the remaining 21% of the Inducement Equity Award shall vest on January 31, 2018, and otherwise will be subject to terms and conditions contained in an award agreement substantially in form attached hereto as Exhibit 4.03(b).  Upon its grant, the 2016 Tranche shall be placed in a brokerage account to be held in the name of the Executive, which the Executive shall be required to hold in such account through the first anniversary of the Executive’s Start Date, and otherwise shall hold such shares in accordance with the terms of the Company’s Executive Stock Ownership Guidelines (referenced in Section 4.04 below).

(c)                                  Sign-On Award.  On the Executive’s Start Date, the Executive will also be granted options to purchase shares of Company common stock having a grant date value equal to $1 million (the “Sign-On Award”).  Notwithstanding anything in this Agreement to the contrary, the Sign-On Award shall vest, subject to the Executive’s continued employment with the Company through each applicable vesting date on each of the first, second and third anniversaries of the Executive’s Start Date.  The Sign-On Award will be subject to terms and conditions contained in an award agreement substantially in form attached hereto as Exhibit 4.03(c), and for the avoidance of doubt, the provisions of Section 5.02(v) below.

(d)                                 Treatment of 2015 Buy-Out Award and Inducement Equity Award upon Termination of Employment.  Subject to the Executive’s (or his executor’s, if applicable) (x) timely execution and nonrevocation of a Release (as defined below) upon any termination of employment described in this Section 4.03(d) and (y) continued compliance with the covenants set forth in Sections 6.01, 7.01, 8.01, 9.01, 9.02 and 13.03, any unvested portions of the 2015 Buy-Out Award and the Inducement Equity Award will: (i) fully vest upon a termination of the Executive’s employment without Cause or the Executive’s resignation from employment for Good Reason, but continue to be settled over the same vesting schedule as would have been applicable to such awards if such termination of employment had not occurred; and (ii) fully vest and immediately settle upon a termination of the Executive’s employment due to death or Permanent Disability. Upon any termination of the Executive’s employment other than as set forth in clauses (i) or (ii) above that occurs on or prior to the first anniversary of the Executive’s Start Date, the Executive shall (i) forfeit (x) in full the equity-based portion of the 2015 Buy-Out Award and (y) the then-unvested portion of the Inducement Equity Award and (ii) promptly (x) repay the Company a prorated amount of the cash portion of the 2015 Buy-Out Award and (y) return to the Company a prorated number of the shares subject to the 2016 Tranche, in each case with such proration based on the number of days between and including the Executive’s Start Date through the date the Executive’s employment terminates, relative to the number of days between and including the Executive’s Start Date and the first anniversary of the Executive’s Start Date. Upon any termination of the Executive’s employment other than as set forth in clauses (i) or (ii) above that occurs after the first anniversary of the Executive’s Start Date, all unvested portions of the 2015 Buy-Out Award and the Inducement Equity Award, if any, will be forfeited for no consideration.

(e)                                  Impact of Prior Employer Awards on Transition Awards.  Executive shall provide the Company with any written statement from the Executive’s prior employer (or relevant stock plan administrator, as applicable) that is provided to the Executive (either in response to a request by the Executive for any such statement or otherwise) indicating the extent to which, if any, the Executive has in fact forfeited his Forfeited 2015 Bonus and/or Forfeited Awards. In the event that the Executive is unable to obtain any such statement, the Executive shall provide his own written statement, advising as to the extent to which, if any, the Executive has in fact forfeited his Forfeited 2015 Bonus and/or Forfeited Awards.  Notwithstanding anything set forth in this Agreement to the contrary and the Executive’s and the Company’s expectations that the Executive shall forfeit both (i) the Forfeited 2015 Bonus, in respect of which the 2015 Buy-Out Award is being granted, and (ii) the Forfeited Awards, in respect of which the Inducement Equity Award is being granted, if in fact the Executive is granted all or any portion of his Forfeited 2015 Bonus and/or is entitled to retain all or any portion of his Forfeited Awards, then (A) the amount of the 2015 Buy-Out Award to be granted to the Executive under this Agreement shall be proportionately reduced by the amount of any such Forfeited 2015 Bonus that is in fact granted to and/or retained by the Executive (with such amount(s) to be calculated based on the value of such granted and/or retained awards as of the Effective Date) and (B) the amount(s) of the Inducement Equity Award to be granted to the Executive under this Agreement shall be proportionately reduced by the amount of any such Forfeited Awards, as applicable, that are in fact granted to and/or retained by the Executive (with such amount(s) to be calculated based on the value of such granted and/or retained awards as of the Effective Date).  Further, in the event that it is not determined until after the Start Date that such reduction should have been applied to the 2015 Buy-Out Award and/or the Inducement Equity Award as provided herein, then the Executive shall automatically forfeit the same proportion of any equity-based portion of the 2015 Buy-Out Award and/or Inducement Equity Award as should not have been granted, and shall promptly repay the Company the same proportion of any cash portion of the 2015 Buy-Out Award as should not have been paid, in each case as provided herein. For the avoidance of doubt, the Executive shall take reasonable steps to attempt to retain any Forfeited Awards (including through the exercise of any options or stock appreciation rights covering common stock of his prior employer).

SECTION 4.04              Executive Stock Ownership Guidelines; Recoupment Policy.  All equity awards granted to the Executive shall be subject in all respects to the Company’s Executive

Stock Ownership Guidelines and shall also be subject to any compensation clawback or recoupment policies that may be applicable to any executive employee, as in effect from time to time and as approved by the Committee or Board; provided that the awards provided for in Sections 4.03(a) and (b) shall not be subject to clawback under any circumstances (except to the extent required under applicable law, as set forth in the applicable award agreement).

SECTION 4.05              Benefits.  The Executive shall be eligible for the following benefits during the Employment Period:

(a)                                 participation in such retirement, medical, life insurance and disability insurance coverages and fringe benefit plans and programs as are, or may during the Employment Period be, made available generally for other senior executive officers of the Company, subject in all respects to the terms of the applicable plans and programs, as in effect from time to time; and

(b)                                 up to a maximum of 28 days of paid time off annually during the Employment Period, in accordance with the Company’s paid time off policy.

SECTION 4.06              Expenses.  The Company shall reimburse the Executive for all reasonable expenses incurred by the Executive in the course of performing the Executive’s duties under this Agreement which are consistent with the Company’s policies in effect from time to time for its senior executives with respect to travel, entertainment and other business expenses (“Reimbursable Expenses”), subject to the Company’s requirements with respect to reporting and documentation of expenses.

ARTICLE 5

TERM AND TERMINATION

SECTION 5.01              Term.  Subject to the renewal provisions of Section 2.01, the Employment Period will terminate on the third anniversary of the Start Date; provided that (a) the Employment Period shall terminate prior to such date upon the Executive’s death, and (b) the Employment Period may be terminated by either party at any time pursuant to this Article 5.

SECTION 5.02              Termination for Good Reason or Without Cause Prior to a Change in Control.  If the Employment Period shall be terminated prior to, or after the 18-month period following, a Change in Control (a) by the Executive for Good Reason or (b) by the Company not for Cause (which includes a non-renewal of this Agreement pursuant to Section 2.01), in either case subject to the Executive’s execution and non-revocation of a Release (as defined below), the Executive shall be provided solely:

(i)                                     an amount equal to the Executive’s Base Salary payable through the Date of Termination;

(ii)                                  a cash amount equal to the Executive’s Base Salary at the rate in effect on the Date of Termination (before any reduction thereof giving rise to Good Reason) plus a cash amount equal to the average annual variable compensation payments paid or payable to Executive in accordance with Section 4.02 above with respect to the three calendar years immediately preceding the calendar year in which the Date of Termination occurs.  For the avoidance of doubt, average “annual variable compensation” (x) shall include the grant date cash value of any variable compensation amounts paid in the form of options and Basic Units (or any successor equity-based awards) awarded under the Company’s 2007 Omnibus Equity Compensation Plan (or any successor thereto), or any of its subplans including the Company’s Variable Compensation Stock Unit Award Program (or any successor thereto), and (y) shall not take into account any of the compensation paid or granted under Section 4.03 above.  If the number of calendar years during which the Executive has been employed by the Company prior to the calendar year of the Date of Termination is less than three, then the foregoing average shall be based on the annual variable compensation paid or payable to the Executive for the actual number of calendar years during which the Executive was employed by the Company preceding the calendar year of termination; provided that if Executive’s Date of Termination is prior to January 1, 2018, then the amount of the annual variable compensation due under this Section 5.02(ii) shall be no less than $3.5 million;

(iii)                               a cash amount equal to Executive’s prorated portion of the annual variable compensation for the calendar year in which the Executive’s Date of Termination occurs, determined by multiplying (x) the full year annual variable compensation amount that would otherwise have been payable to the Executive based upon the achievement of applicable performance objectives in accordance with Section 4.02 above in respect of such calendar year (or, if the Date of Termination is prior to January 1, 2017, no less than $3.5 million), by (y) a fraction, the numerator of which is the number of days during which Executive was employed by the Company in the year of the Executive’s termination of employment and the denominator of which is 365;

(iv)                              if the Executive’s Date of Termination occurs in a given calendar year at a time prior to the date in such year that the Executive has received payment (if any is due under Section 4.02 above) of any annual variable compensation due in respect of the calendar year immediately preceding the calendar year in which the Date of Termination occurs:  the amount of the full year annual variable compensation amount that would otherwise have been payable to the Executive based upon the achievement of applicable performance objectives in accordance with Section 4.02 above in respect of the calendar year that immediately precedes the calendar year in which the Executive’s Date of Termination occurs, if the Executive had remained employed through the date such compensation amount would otherwise have been paid in accordance with Section 4.02 above;

(v)                                 as to all outstanding equity awards held by the Executive as of the Date of Termination that are not vested (except for the Inducement Equity Award and equity awards granted as part of the 2015 Buy-Out Award, which shall be governed by the terms of Section 4.03(d) hereof), the Executive shall continue to vest in those equity awards as if the Executive had remained employed by the Company through the first anniversary of the Date of Termination, subject to achievement of any performance objectives applicable to such awards;

(vi)                              continued medical coverage at the level in effect at the Date of Termination (or generally comparable coverage) for the Executive and, where applicable, the Executive’s spouse and dependents, on the same terms as such coverage is available to employees generally, as the same may be changed from time to time for employees generally, as if Executive had continued in employment, until the end of the one (1) year period following the Date of Termination.  The COBRA health care continuation coverage period under section 4980B of the Code, or any replacement or successor provision of United States tax law, shall run concurrently with the period of continued coverage following the Date of Termination; and

(vii)                           the Executive’s entitlements under any other benefit plan or program, including but not limited to, accrued, unused paid time off, shall be as determined thereunder, except that severance benefits shall not be payable under any other plan or program.  In addition, promptly following any such termination, the Executive shall also be reimbursed all Reimbursable Expenses incurred by the Executive prior to such termination.

The amount described in clause (i) of this Section 5.02 will be paid within thirty (30) days following the date the Employment Period terminates and will be paid in accordance with the Company’s normal payroll practices.  The amount described in clause (ii) of this Section 5.02 will be paid in equal installments in accordance with the Company’s normal payroll practices over the 12-month period following the Date of Termination, with payments commencing within thirty (30) days following the Date of Termination.  The amounts described in clause (iii) (and, to the extent applicable, clause (iv)) above will be paid at the time provided and in accordance with the applicable terms of the annual variable compensation plan in effect for the calendar year in which the Executive’s Date of Termination occurs (and, to the extent applicable, in effect for the calendar year immediately preceding the calendar year in which the Executive’s Date of Termination occurs).  Notwithstanding any provision of this Section 5.02 to the contrary, if, at the time of the Executive’s termination of employment with the Company, the Company has securities which are publicly traded on an established securities market and the Executive is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any payments or benefits otherwise payable pursuant to Section 5.02 of this Agreement as a result of such termination of employment to prevent any tax being payable under section 409A of the Code, then the Company will postpone the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Executive), until the first payroll date that occurs after the date that is six months following the Executive’s “separation of service” with the Company (within the meaning of such term under Code section 409A) and any such postposed payments or benefits will be paid in a lump sum to the Executive on such date.  If the Executive dies during the postponement period prior to the payment of any postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Executive’s estate within sixty (60) days after the date of the Executive’s death. Payments and benefits provided under Sections 5.02 (ii) are subject to the Executive’s continued compliance with the covenants set forth in Section 6.01, 7.01, 8.01, 9.01, 9.02 and 13.03.

The payments and benefits due to the Executive under this Section 5.02 shall only be paid if, within twenty-two (22) days following the Date of Termination, the Executive executes and does not revoke a written release during the seven-day revocation period, substantially in the form attached hereto as Exhibit A (with such modifications at the time of the Executive’s termination as are necessary to comply with applicable law or regulation), of any and all claims against the Company and all related parties with respect to all matters arising out of the Executive’s employment by the Company, or the termination thereof (other than claims for any entitlements under the terms of this Agreement, under any plans or programs of the Company under which the

Executive has accrued and is due a benefit, or as otherwise contemplated by Exhibit A) (the “Release”).  In the event the Executive fails to execute the Release, or revokes the Release, during the time period referenced above, no payments and benefits shall be provided under this Section 5.02, except that the Executive shall be entitled to receive the Base Salary through the Date of Termination and reimbursement of all Reimbursable Expenses incurred by the Executive prior to such termination; provided that the Executive’s entitlements under any other benefit plan or program, including but not limited to, accrued, unused paid time off, shall be as determined thereunder, except that severance benefits shall not be payable under any plan or program.  Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of the Executive’s execution of the Release, directly or indirectly, result in the Executive designating the calendar year of payment and to the extent payment could be made in more than one taxable year, payment shall be made in the later taxable year.

SECTION 5.03              Termination for Good Reason or Without Cause On or Within Eighteen Months After a Change in Control.  If the Employment Period shall be terminated on or within eighteen (18) months after a Change in Control (a) by the Executive for Good Reason or (b) by the Company not for Cause and not due to the Executive’s Death or Permanent Disability, in either case subject to the Executive’s execution and non-revocation of a Release, the Executive shall be provided solely:

(i)                                     an amount equal to the Executive’s Base Salary payable through the Date of Termination;

(ii)                                  a cash amount equal to two times the sum of (A) the amount of the Executive’s Base Salary at the rate in effect prior to the Date of Termination or the date of the Change in Control (whichever is higher) and (B) the average annual variable compensation paid or payable to Executive in accordance with Section 4.02 hereof with respect to the three calendar years immediately preceding the calendar year in which the Date of Termination occurs.  For the avoidance of doubt, average annual variable compensation (i) shall include the grant date cash value of any variable compensation amounts paid in the form of options and Basic Units awarded under the Company’s 2007 Omnibus Equity Compensation Plan (or any successor thereto), or any of its subplans including the Company’s Variable Compensation Stock Unit Award Program (or any successor thereto), and (ii) shall not take into account any of the compensation paid or granted under Section 4.03 above. If the number of calendar years during which the Executive has been employed by the Company prior to the calendar year of the Date of Termination is less than three, then the foregoing average shall be based on the annual variable compensation paid or payable to the Executive for the actual number of calendar years during which the Executive was employed by the Company preceding the calendar year of termination; provided that if Executive’s Date of Termination is prior to January 1, 2018, then the amount of the annual variable compensation due under this Section 5.03(ii) shall be no less than $3.5 million;

(iii)                               a cash amount equal to the pro-rated portion of the Executive’s annual variable compensation for the calendar year in which the Executive’s Date of Termination occurs, determined by multiplying (x) the full year annual variable compensation amount that would otherwise have been payable to the Executive based upon the achievement of applicable performance objectives in accordance with Section 4.02 in respect of such calendar year (or, if the Date of Termination is prior to January 1, 2017, no less than $3.5 million), by (y) a fraction, the numerator of which is the number of days during which Executive was employed by the Company in the year of the Executive’s termination of employment and the denominator of which is 365;

(iv)                              if the Executive’s Date of Termination occurs in a given calendar year at a time prior to the date in such year that the Executive has received payment (if any is due under Section 4.02 above) of any annual variable compensation due in respect of the calendar year immediately preceding the calendar year in which the Date of Termination occurs: the amount of the full year annual variable compensation amount that would otherwise have been payable to the Executive based upon the achievement of applicable performance objectives in accordance with Section 4.02 above in respect of the calendar year that immediately precedes the calendar year in which the Executive’s Date of Termination occurs, if the Executive had remained employed through the date such compensation amount would otherwise have been paid in accordance with Section 4.02 above;

(v)                                 continued health, dental and vision insurance coverage for the Executive and, where applicable, the Executive’s spouse and dependents, on terms no less favorable than those in effect immediately prior to the Change in Control (or at the option of the Executive, as in effect on the Date of Termination), until the earlier of (A) the end of the two-year period following the Date of Termination or (B) the date on which the Executive is eligible to receive substantially comparable health, dental and/or vision coverage under a plan or plans of a subsequent employer.  The Executive shall promptly notify the Company in writing of the date the Executive is eligible to receive health, dental and/or vision coverage under the plan or plans of a subsequent employer and shall provide a written description to the Company of the health, dental and vision plans and programs provided to the Executive by such employer;

(vi)                              the Company shall pay to Executive an amount in cash equal to the premium cost that the Company would have paid to maintain disability and life insurance coverage for Executive and, where applicable, the Executive’s spouse and dependents, under the Company’s disability and life insurance plans or programs (in each case, as in effect on the day immediately preceding the Change in Control or, at the option of Executive, on the Executive’s Date of Termination) had Executive remained employed by the Company for a period equal to the lesser of (x) two years following the Date of Termination or (y) until Executive is provided by another employer with benefits substantially comparable to the benefits provided by such disability and/or life insurance plans or programs; and such payments shall be made on the first payroll date of each month commencing with the first month following Executive’s Date of Termination and each month thereafter until fully paid in accordance with this subparagraph (vi).  The Executive shall promptly inform the Company in writing when the Executive obtains other employment and shall provide a written description to the Company of the disability and life insurance plans and programs provided to Executive by such employer.  Payment under this clause (vi) shall be subject to the six-month delay described below, to the extent necessary to comply with section 409A of the Code; and

(vii)                           the Executive’s entitlements under any other benefit plan or program, including but not limited to, accrued, unused paid time off, shall be as determined thereunder, except that severance benefits shall not be payable under any other plan or program.  In addition, promptly following any such termination, the Executive shall also be reimbursed all Reimbursable Expenses incurred by the Executive prior to such termination.

The amount described in clause (i) of this Section 5.03 will be paid in accordance with standard payroll practices of the Company; the amount described in clause (ii) of this Section 5.03 will be paid in a single lump sum within ten (10) days following the date the Employment Period terminates and the amount described in clause (iii) (and, to the extent applicable, clause (iv)) above will be paid at the time provided and in accordance with the applicable terms of the annual variable compensation plan in effect for the calendar year in which the Executive’s Date of Termination occurs (and, to the extent applicable, in effect for the calendar year immediately preceding the calendar year in which the Executive’s Date of Termination occurs).

Notwithstanding any provision of this Section 5.03 to the contrary, if, at the time of the Executive’s termination of employment with the Company, the Company has securities which are publicly traded on an established securities market and the Executive is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any payments or benefits otherwise payable pursuant to Section 5.03 of this Agreement as a result of such termination of employment to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Executive), until the first payroll date that occurs after the date that is six months following the Executive’s “separation of service” with the Company (within the meaning of such term under Code Section 409A) and will be paid in a lump sum to the Executive on such date.  If the Executive dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Executive’s estate within sixty (60) days after the date of the Executive’s death.

In the event the Executive fails to execute the Release, or timely revokes the Release, no amounts shall be payable under this Section 5.03, except that the Executive shall be entitled to receive the Base Salary through the Date of Termination and reimbursement of all Reimbursable Expenses incurred by the Executive prior to such termination; provided that the Executive’s entitlements under any other benefit plan or program, including but not limited to, accrued, unused paid time off, shall be as determined thereunder, except that severance benefits shall not be payable under any plan or program.  Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of the Executive’s execution of the Release, directly or indirectly, result in the Executive designating the calendar year of payment and to the extent payment could be made in more than one taxable year, payment shall be made in the later taxable year.

Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled to the benefits described in this Section 5.03, if the Executive’s employment with the Company is terminated by the Company (other than for Cause) within six months prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control.  In such event, amounts will be payable hereunder only following the Change in Control.  For the avoidance of doubt, the Executive shall not be entitled to the payments and benefits provided in Section 5.03 hereof upon any termination of the Executive’s employment with the Company (a)

because of the Executive’s death, (b) because of the Executive’s Permanent Disability, (c) by the Company for Cause, or (d) by the Executive other than for Good Reason.

SECTION 5.04              Termination Due to Death or Permanent Disability, Termination for Cause or Resignation Other Than Good Reason.  If the Employment Period shall be terminated (a) due to death or by the Company due to Permanent Disability of the Executive (subject to the requirements of applicable law), (b) by the Company for Cause, or (c) as a result of the Executive’s resignation or leaving of the Executive’s employment, other than for Good Reason, the Executive shall be entitled to receive solely the Base Salary through the Date of Termination and reimbursement of all Reimbursable Expenses incurred by the Executive prior to such termination; provided that in the event the Employment Period is terminated due to death or by the Company due to Permanent Disability of the Executive, the Inducement Equity Award and equity awards granted as part of the 2015 Buy-Out Award shall be treated as provided in Section 4.03(d) of this Agreement and all other outstanding equity awards held by the Executive as of the Date of Termination shall become fully vested and exercisable (and any performance objectives applicable to awards will be deemed satisfied as of the Date of Termination) in accordance with the terms of the Company’s 2007 Omnibus Equity Compensation Plan, or under any replacement or successor plan.  The Executive’s entitlements under any other benefit plan or program, including but not limited to, accrued, unused paid time off, shall be as determined thereunder, except that severance benefits shall not be payable under any plan or program.

SECTION 5.05              Notice of Termination.  Any termination by the Company for Permanent Disability or Cause or without Cause or by the Executive with or without Good Reason shall be communicated by written Notice of Termination to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated.

SECTION 5.06              Date of Termination.  “Date of Termination” shall mean (a) if the Employment Period is terminated as a result of a Permanent Disability, five (5) days after a Notice of Termination is given, (b) if the Employment Period is terminated for any other reason other than a Permanent Disability or by the Executive for Good Reason, the latest of the date of receipt of the Notice of Termination, or the end of any applicable correction period, or (c) if the Employment Period is terminated by the Executive for Good Reason, within the time periods set forth in the definition of Good Reason under Section 1.01 (and Section 5.03, as applicable).

SECTION 5.07              No Duty to Mitigate.  The Executive shall have no duty to seek new employment or other duty to mitigate following a termination of employment as described in Section 5.02 or 5.03 above, as applicable, and no compensation or benefits described in Section 4.03 (except as expressly set forth in Section 4.03(e)), 5.02 or 5.03 shall be subject to reduction or offset on account of any subsequent compensation received by the Executive.

ARTICLE 6

CONFIDENTIAL INFORMATION

SECTION 6.01              Nondisclosure and Nonuse of Confidential Information.  The Executive will not disclose or use at any time during or after the Employment Period any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by the Executive, except to the extent the Executive reasonably believes that such disclosure or use is directly related to and appropriate in connection with the Executive’s performance of duties assigned to the Executive pursuant to this Agreement.  Under all circumstances and at all times, the Executive will take appropriate steps to safeguard Confidential Information in the Executive’s possession and to protect it against disclosure, misuse, espionage, loss and theft.

ARTICLE 7

INTELLECTUAL PROPERTY

SECTION 7.01              Ownership of Intellectual Property.  In the event that the Executive as part of the Executive’s activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method of process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the business of the Company as now or hereinafter conducted (collectively, “Intellectual Property”), the Executive acknowledges that such Intellectual Property is the sole and exclusive property of the Company and hereby assigns all right title and interest in and to such Intellectual Property to the Company.  Any copyrightable work prepared in whole or in part by the Executive during the Employment Period will be deemed “a work made for hire” under Section 201(b) of the Copyright Act of 1976, as amended, and the Company will own all of the rights comprised in the copyright therein.  The Executive will promptly and fully disclose all Intellectual Property and will cooperate with the Company to protect the Company’s interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive’s employment hereunder).

ARTICLE 8

DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT

SECTION 8.01              Delivery of Materials and Property upon Termination of Employment.  As requested by the Company, from time to time and upon the termination of the Executive’s employment with the Company for any reason, the Executive will promptly deliver to the Company all original and duplicate copies and embodiments, in whatever form or medium, of all Confidential Information or Intellectual Property in the Executive’s possession or within the Executive’s control (including written records, files, notes, calendars, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, computer disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property and all Company property and equipment, including, but not limited to, computers, mobile devices and modems the Executive has in his possession or under control) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that to the best of the Executive’s knowledge all such materials and property have been delivered to the Company.  This provision shall not prevent the Executive from retaining the Executive’s personal property, including the Executive’s business contacts, documents regarding his right to compensation and benefits, relevant contracts and plans, and any personal information.

ARTICLE 9

NONCOMPETITION AND NONSOLICITATION

SECTION 9.01              Noncompetition.  The Executive hereby acknowledges that during the Executive’s employment with the Company, the Executive has and will become familiar with trade secrets and other Confidential Information concerning the Company, its Subsidiaries and their respective predecessors, and that the Executive’s services have been and will be of special, unique and extraordinary value to the Company.  In addition, the Executive hereby agrees that at any time during the Employment Period, and for a period of one year after the Date of Termination (such one-year period referred to as the “Noncompetition Period”), the Executive will not, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in, any business competing with the businesses of the Company or its Subsidiaries as such businesses exist or are in process or are being demonstrably planned as of the Date of Termination, within any geographical area in which, as of the Date of Termination, the Company or its Subsidiaries engage or demonstrably plan to engage in such businesses.  It will not be considered a violation of this Section 9.01 for the Executive to be a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

SECTION 9.02              Nonsolicitation.  The Executive hereby agrees that (a) during the Employment Period and for a period of one year after the Date of Termination (such one-year period referred to as the “Nonsolicitation Period”) the Executive will not, directly or indirectly through another entity, induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof or otherwise employ or receive the services of an individual who was an employee of the Company or its Subsidiaries at any time during such Nonsolicitation Period, except any such individual whose employment has been terminated by the Company and (b) during the Nonsolicitation Period, the Executive will not induce or attempt to induce any customer, supplier, client, broker, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries.

SECTION 9.03              Enforcement.  If, in connection with the enforcement of Sections 9.01 or 9.02, a court holds that the duration or scope restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration or scope reasonable under such circumstances will be substituted for the stated duration or scope and that the court will be permitted to revise the restrictions contained in this Section 9 to cover the maximum duration and scope permitted by law.

ARTICLE 10

EQUITABLE RELIEF

SECTION 10.01       Equitable Relief.  The Executive acknowledges that (a) the covenants contained herein are reasonable, (b) the Executive’s services are unique, and (c) a breach or threatened breach by the Executive of any of the Executive’s covenants and agreements with the Company contained in Sections 6.01, 7.01, 8.01, 9.01, 9.02 or 13.03 could cause irreparable harm to the Company for which it would have no adequate remedy at law.  Accordingly, and in addition to any remedies which the Company may have at law, in the event of an actual or threatened breach by the Executive of the Executive’s covenants and agreements contained in Sections 6.01, 7.01, 8.01, 9.01, 9.02 or 13.03, the Company shall have the absolute right to apply to any court of competent jurisdiction for such injunctive or other equitable relief as such court may deem necessary or appropriate in the circumstances.

ARTICLE 11

INDEMNIFICATION

SECTION 11.01       General Indemnification.  The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that the Executive is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive’s alleged action or omission in an official capacity while serving as a director, officer, member, employee or agent of the Company or any of its subsidiaries, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by applicable law and the Company’s certificate of incorporation or bylaws, against all cost, expense, liability and loss (including, without limitation, attorneys’ fees, judgments, damages, settlements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith (collectively, the “Expenses”), and such indemnification shall continue as to the Executive even if the Executive has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive’s heirs, estate, executors and administrators.

SECTION 11.02       Advances of Expenses.  Expenses to be incurred by the Executive in connection with any actual or threatened Proceeding shall be paid by the Company in advance within thirty (30) days after receipt of written request by the Executive specifying the Expenses for which the Executive seeks an advancement but not later than December 31 of the calendar year following the calendar year in which the expenses are actually incurred, provided that the

Executive has delivered to the Company a written, signed undertaking to reimburse the Company for Expenses if it is finally determined by a court of competent jurisdiction that the Executive is not entitled under this Agreement to indemnification with respect to such Expenses.

SECTION 11.03       Notice of Claim.  The Executive shall give to the Company notice of any claim made against the Executive for which indemnification will or could be sought under this Agreement, but the Executive’s failure to give such notice shall not relieve the Company of any liability the Company may have to the Executive except to the extent that the Company is prejudiced thereby.  In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive’s power and at such time and places as are convenient for the Executive.

SECTION 11.04       Defense of Claim.  With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof:

(a)                                 the Company shall be entitled to participate therein at its own expense; and

(b)                                 except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive.  The Executive also shall have the right to employ the Executive’s own counsel in such action, suit or proceeding if the Executive reasonably concludes that failure to do so would involve a conflict of interest between the Company and the Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company, subject to the provisions herein; and

(c)                                  the Company shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall not settle any action or claim in any manner that would (i) include an admission of wrongdoing either by the Executive, or by the Company admitting wrongdoing by the Executive, (ii) contain any substantive injunctive relief against the Executive or impose any limits on the Executive’s ability to participate in any given industry or to be employed by any company, or (iii) not include a full and unconditional release of the Executive without the Executive’s prior written consent.  Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

SECTION 11.05       Non-exclusivity.  The Executive’s rights conferred in this Article 11 shall not be exclusive of any other right the Executive may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of the Company or any subsidiary, or any agreement, vote of shareholders or disinterested directors or trustees or otherwise.

SECTION 11.06       Insurance.  The Company agrees to continue and maintain a directors’ and officers’ liability insurance policy covering the Executive to the fullest extent the Company provides such coverage for any of its other current or former executive officers.

ARTICLE 12

EXCISE TAX

SECTION 12.01                                         Application of 280G.  In the event that it shall be determined that any payment or distribution in the nature of compensation (within the meaning of section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Code, the aggregate present value of the Payments under the Agreement shall be reduced (but not below zero) to the Reduced Amount (defined below), provided that the reduction shall be made only if the Accounting Firm (described below) determines that the reduction will provide the Executive with a greater net after-tax benefit than would no reduction.  The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Payments under this Agreement without causing any Payment under this Agreement to be subject to the Excise Tax (defined below), determined in accordance with section 280G(d)(4) of the Code.  The term “Excise Tax” means the excise tax imposed under section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.  The Company shall reduce the Payments under this Agreement beginning with payments to be made the farthest in the future from the Date of Termination, in reverse chronological order, on a non-discretionary basis in such a way as to minimize the reduction in the economic value deliverable to the Executive.  Where one Payment has the same value for this purpose and they are payable at different times, they will be reduced on a pro rata basis.  Only amounts payable under this Agreement shall be reduced pursuant to this Section 12.01.  If, as a result of subsequent events or conditions, it is determined that payments have been reduced by more than the minimum amount required under this Section 12.01, then an additional payment shall be made to the Executive in an amount equal to the excess reduction within 60 days of the date on which the amount of the excess reduction is determined, but not later than December 31 of the year in which the excess reduction is determined.

All determinations to be made under this Article 12 shall be made by an independent certified public accounting firm selected by the Company immediately prior to the Change in Control (the “Accounting Firm”), which shall provide its determinations and any supporting calculations both to the Company and the Executive within 10 days of the Change in Control.  Any such determination by the Accounting Firm shall be binding upon the Company and the Executive.  All of the fees and expenses of the Accounting Firm in performing the determinations referred to in this Section shall be borne solely by the Company.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01                                         Dispute Resolution.  In the event of any dispute under the provisions of this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in New York, New York in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before an arbitrator agreed to by both parties; provided, that any party that desires to initiate a dispute under this Agreement shall be required to do so within six (6) months of having knowledge of the event giving rise to the potential dispute. If the parties cannot agree upon the choice of arbitrator, the Company and the Executive will each choose an arbitrator.  The two arbitrators will then select a third arbitrator who will serve as the actual arbitrator for the dispute, controversy or claim.  Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction.  This arbitration provision shall be specifically enforceable.  The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement.  If the Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including the Company’s and Executive’s reasonable attorneys’ fees and expenses).  Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and shall share the fees of the American Arbitration Association.  Any reimbursement that may become payable to the Executive pursuant to this Section 13.01 shall be made within thirty (30) days following the date on which it is determined that the Executive is the prevailing party and entitled to such reimbursement, but not later than December 31 of the calendar year following the calendar year in which the Executive is finally determined to be the prevailing party.

SECTION 13.02                                         Legal Fees.  The Company shall promptly pay Executive’s reasonable legal fees (up to an aggregate cap of $75,000) incurred in negotiating this Agreement and other documents relating to the Executive’s employment and equity grants as contemplated hereunder.

SECTION 13.03                                         Cooperation.  The Executive agrees to reasonably cooperate with the Company during the course of all proceedings arising out of the Company’s business about which the Executive has knowledge or information.  Such proceedings may include, but are not limited to, internal investigations, administrative investigations or proceedings, and lawsuits (including pre-trial discovery).  In addition, for purposes of this section, cooperation includes, but is not limited to, the Executive making himself reasonably and periodically available for interviews, meetings, depositions, hearings, and/or trials without the need for subpoena or assurances by the Company, providing any and all documents in his possession that relate to the proceeding, and providing assistance in locating any and all relevant notes and/or documents.  The Company and Executive shall mutually agree upon dates, times, and locations at which Executive’s cooperation under this Section 13.03 will be given, and the Company will reimburse Executive for all of his reasonable legal fees and expenses, travel and lodging and other related miscellaneous expenses, and in each case in connection with such cooperation, including reimbursing his legal fees and costs in connection with having counsel of his choosing represent him in connection with such cooperation.

SECTION 13.04                                         Remedies Cumulative; No Waiver.  No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity.  Except as otherwise expressly provided herein, including but not limited to Section 1.01 “Good Reason,” no delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

SECTION 13.05                                         Consent to Amendments.  The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Company and the Executive.  No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.

SECTION 13.06                                         Successors and Assigns.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that the Executive may not assign the Executive’s rights or delegate the Executive’s obligations under this Agreement without the written consent of the Company and the Company may assign this Agreement only to a successor to all or substantially all of its assets.

SECTION 13.07                                         Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

SECTION 13.08                                         Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

SECTION 13.09                                         Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

SECTION 13.10                                         Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two (2) business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four (4) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications will be sent to the Executive and to the Company at the addresses set forth below.

If to the Executive:	To the last address delivered to the Company by the Executive in the manner set forth herein.

If to the Company:	Investment Technology Group, Inc.
One Liberty Plaza
165 Broadway, 5th Floor
New York, New York 10006
Attn: General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

SECTION 13.11                                         Withholding.  The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.  The Executive shall bear all expense of, and be solely responsible for, all federal, state, local and foreign taxes due with respect to any payment received under this Agreement.

SECTION 13.12                                         No Third Party Beneficiary.  This Agreement will not confer any rights or remedies upon any person other than the Company, the Executive and their respective heirs, executors, successors and assigns.

SECTION 13.13                                         Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

SECTION 13.14                                         Section 409A.  This Agreement is intended to comply with the applicable provisions of section 409A of the Code and shall be interpreted to avoid any penalty sanctions under section 409A of the Code.  If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  For purposes of section 409A of the Code, all payments to be made upon the termination of the Employment Period under this Agreement may only be made upon a “separation from service” under section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.  In no event shall the Executive, directly or indirectly, designate the calendar year of payment.

SECTION 13.15                                         Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The use of the word “including” in this Agreement means “including without limitation” and is intended by the parties to be by way of example rather than limitation.

SECTION 13.16                                         Survival.  Article 5, Sections 6.01, 7.01, 8.01 and Articles 9, 10, 11, 12 and 13 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period, and the Agreement shall otherwise remain in full force to the extent necessary to enforce any rights and obligations arising hereunder during the Employment Period.

SECTION 13.17                                         GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE

GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

SECTION 13.18                                         Reimbursements and In Kind Benefits.  All Reimbursable Expenses, any other reimbursements, and in kind benefits, including any third-party payments, provided under this Agreement shall be made or provided in accordance with the requirements of section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement or in kind benefit is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement or payment of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:	/s/ Maureen O’Hara
	Name:	Maureen O’Hara
	Title:	Chairperson of the Board of Directors

EXECUTIVE:

/s/ Francis J. Troise
Francis J. Troise

[Signature Page to Employment Agreement by and between

Investment Technology Group, Inc. and Francis J. Troise]

Exhibit 4.03(a)

INVESTMENT TECHNOLOGY GROUP, INC.
STOCK UNIT GRANT AGREEMENT

(2015 BUY-OUT AWARD)

THIS GRANT AGREEMENT, dated as of                    (the “Date of Grant”), is entered into by and between Investment Technology Group, Inc. (the “Company”), a Delaware corporation, and Francis J. Troise, an employee of the Company (the “Employee”).

WHEREAS, the parties entered into an Employment Agreement dated as of October 16, 2015 (the “Employment Agreement”).

WHEREAS, the Employee has been awarded the following Grant in accordance with Section 4.03(a) of the Employment Agreement as the equity portion of his 2015 Buy-Out Award (as defined in the Employment Agreement) which is intended to compensate the Employee for the loss of his potential annual variable compensation at his prior employer in respect of the 2015 calendar year.

WHEREAS, to the extent this Grant is awarded pursuant to the “employee inducement” award exception of Section 303A.08 of the NYSE Euronext (“NYSE”) Listed Company Manual, the Grant shall be treated in all respects for purposes of the Employee as if such Grant was made under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                      Grant of Stock Units.  Subject to the terms and conditions set forth in this Grant Agreement, the Employee is hereby awarded          Stock Units that represent hypothetical shares of Company Stock on a one-for-one basis (the “Stock Unit Grant”).(1)

2.                                      Grant Subject to Plan Provisions.

(a)                                    The terms of the of the Plan are incorporated herein by reference to this Grant Agreement, and in all respects, the Stock Grant Unit shall be interpreted in accordance with, and subject to the terms of, the Plan.  The Plan and the Plan prospectus are available on ITG Exchange; provided that paper copies of the Plan and the Plan prospectus are available upon request by contacting the Legal Department of the Company at ITG_Legal.  This Stock Unit Grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization, (iii) requirements of applicable law and (iv) all other Plan provisions.  The Committee has the authority to interpret and construe this Grant Agreement pursuant to the terms of the Plan, and its decisions are conclusive as to any

(1)  Award will have a grant date value of $2.19 million.

questions arising hereunder. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Plan.  In the event of any conflict between this Grant Agreement and the Plan, the Plan shall control.

(b)                                    If this Stock Unit Grant is granted pursuant to the “employee inducement” award exception of Section 303A.08 of the NYSE Limited Company Manual, the terms and conditions of the Stock Unit Grant shall be treated in all respects as if such Grant had been made pursuant to the Plan, provided that shares of Company Stock issued in settlement of this Stock Grant Unit shall not be issued from the Plan.

3.                                      Stock Unit Account.  The Company shall establish and maintain a Stock Unit bookkeeping account (the “Account”) on its records for the Employee and shall record in the Account the number of Stock Units awarded to the Employee.  No shares of stock shall be issued to the Employee at the time the Stock Unit Grant is made.

4.                                      Vesting of the Stock Unit Grant.

(a)                 Subject to Section 5 below and the other terms and conditions of this Grant Agreement and the Plan, this Stock Unit Grant shall become vested and all restrictions on the Stock Unit Grant shall lapse in three equal installments on each of the first, second and third anniversaries of the Date of Grant (each such anniversary of the Date of Grant, an “Anniversary”) if the Employee has remained continuously employed by the Employer from the Date of Grant through the applicable Anniversary (such vesting schedule, the “Vesting Schedule”); provided, however, that the Stock Unit Grant shall become immediately vested in full and settle (upon a Change in Control (as defined in the Employment Agreement)) if the Employee is employed by the Employer as of the date of the Change in Control.

(b)                 Notwithstanding the Vesting Schedule, the unvested portion of the Stock Unit Grant shall (i) become immediately vested in full and settle upon the Employee’s Termination of Service (as defined below) due the Employee’s death or Permanent Disability (as defined in the Employment Agreement) and (ii) fully vest upon Employee’s Termination of Service without Cause (as defined in the Employment Agreement) or Termination of Service for Good Reason (as defined in the Employment Agreement) but shall continue to be settled over the Vesting Schedule; provided that in the case Termination of Service due to the Employee’s Permanent Disability or Employee’s Termination of Service without Cause or for Good Reason, the Employee shall (i) comply with and remain subject to the provisions of Sections 6.01 (Confidential Information), 7.01 (Intellectual Property), 8.01 (Delivery of Material Upon Termination of Employment), 9.01 (Noncompetition), 9.02 (Nonsolicitation) and 13.03 (Cooperation) of the Employment Agreement and (ii) have timely executed and not revoked a release, the form of which is attached to the Employment Agreement.

(c)                  Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Company Stock under Section 5(d) of the Plan shall be subject to the Vesting Schedule.

5.                                      Termination of Service; SOX Clawback.  In the event of the Employee’s Termination of Service for any reason other than those outlined in Section 4 above prior to the

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date the Stock Unit Grant otherwise becomes vested in accordance with Section 4 above, the Stock Unit Grant shall immediately be forfeited by the Employee.

In addition, whether or not the Employee incurs a Termination of Service, the Employee shall be subject to the forfeiture and reimbursement provisions of Section 304 of the Sarbanes-Oxley Act of 2002 (and the applicable guidance promulgated thereunder) (“SOX”) with respect to the Stock Unit Grant, but the Stock Unit Grant shall not otherwise be subject to any portion of the Company’s Recoupment Policy in effect from time to time that imposes forfeiture and/or reimbursement obligations on the Employee with respect to the Stock Unit Grant that are greater than those required by SOX.

“Termination of Service” means the Employee ceases to be employed by the Employer.  If the Employee is employed by a Subsidiary of the Company, the Employee shall also be deemed to incur a Termination of Service if such Subsidiary ceases to be a Subsidiary of the Company and the Employee does not immediately thereafter become employed by the Company or another Subsidiary of the Company.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among Employers shall not be considered a Termination of Service.

6.                                      Distribution of Shares.  The Company shall distribute to the Employee (or the Employee’s heirs in the event of the Employee’s death) at the time of vesting of the Stock Unit Grant, a number of shares of Company Stock equal to the number of Stock Units then held by the Employee that became vested at such time, subject to reduction for withholding of shares pursuant to Section 9 below; provided that Stock Units that become vested but settle over the Vesting Schedule as described in Section 4(b) shall be distributed at the time of settlement subject to reduction for withholding of shares.

7.                                      Rights and Restrictions.  The Stock Unit Grant shall not be transferable, other than by will or under the laws of descent and distribution (or pursuant to a beneficiary designation authorized by the Committee).  Prior to vesting of the Stock Unit Grant and delivery of the shares of Company Stock to the Employee, the Employee shall not have any rights or privileges of a stockholder as to the shares of Company Stock subject to the Stock Unit Grant.  Specifically, the Employee shall not have the right to receive dividends or the right to vote such shares of Company Stock, nor shall the Employee have the right to sell, assign, pledge, hypothecate, encumber, transfer or otherwise dispose of, in whole or in part, the Stock Unit Grant, prior to vesting of the Stock Unit Grant and delivery of the shares of Company Stock.  The Employee shall not have any interest in any fund or specific assets of the Employer by reason of this Stock Unit Grant or the Account established for the Employee.

8.                                      Limitations.  Nothing herein shall limit the Company’s right to issue Company Stock, or Stock Units or other rights to purchase Company Stock subject to vesting, expiration and other terms and conditions deemed appropriate by the Company and its affiliates.  Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, any right, remedy or claim under or by reason of this Grant Agreement or of any term, covenant or condition hereof.

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9.                                      Withholding.  At the time of distribution pursuant to Section 6 above, and in accordance with any rules or regulations of the Committee then in effect, the Employer shall withhold, through an automatic share withholding procedure, Company Stock with a Fair Market Value (measured as of the distribution date) equal to the amount of the federal, state or local taxes of any kind required by law to be withheld with respect to the distributions.  To the extent not withheld, the Employee shall pay to the Employer or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at any time with respect to the Stock Unit Grant and the Employer shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld.

10.                               Expenses of Issuance of Company Stock.  The issuance of stock certificates hereunder shall be without charge to the Employee.  The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Company Stock.

11.                               Terms are Binding.  The terms of this Grant Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Employee and the Company.

12.                               Compliance with Law.  The transfer of Company Stock hereunder shall be subject to the terms, conditions and restrictions as set forth in the governing instruments of the Company, Company policies, applicable federal and state securities laws or any other applicable laws or regulations, and approvals by any governmental or regulatory agency as may be required.  By signing this Grant Agreement, the Employee agrees not to sell any Company Stock at a time when applicable laws or the Company policies prohibit a sale.

13.                               References.  References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Grant Agreement.

14.                               Notices.  Any notice required or permitted to be given under this Grant Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently, by similar process, give notice of:

If to the Company:

Investment Technology Group, Inc.
One Liberty Plaza

165 Broadway

New York, NY 10006

Attention: General Counsel

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If to the Employee:

At the Employee’s most recent address shown on the Employer’s corporate records, or at any other address at which the Employee may specify in a notice delivered to the Company in the manner set forth herein.

15.                               No Right to Continued Employment.  This Stock Unit Grant shall not confer upon the Employee any right to continue in the employ of the Employer nor shall this Stock Unit Grant interfere with the right of the Employer to terminate the Employee’s employment at any time.

16.                               Section 409A.  It is intended that the Stock Unit Grant issued hereunder shall comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Stock Unit Grant is subject thereto, and the Stock Unit Grant shall be interpreted on a basis consistent with such intent.  In no event shall the Employee, directly or indirectly, designate the calendar year in which the shares underlying the Stock Unit Grant will be distributed.  If the Stock Unit Grant or any portion thereof is subject to Section 409A of the Code and if the Employee is a Key Employee (as defined in the Plan), then upon separation from service any distribution under the Stock Unit Grant shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Employee’s separation from service, if required by Section 409A of the Code.  If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period.  If the Employee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Employee’s death.  This Grant Agreement may be amended without the consent of the Employee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

17.                               Costs.  In any action at law or in equity to enforce any of the provisions or rights under this Grant Agreement, including any arbitration proceedings to enforce such provisions or rights, the unsuccessful party to such litigation or arbitration, as determined by the court in a final judgment or decree, or by the panel of arbitrators in its award, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys’ fees shall be included as part of the judgment.

18.                               Further Assurances.  The Employee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Grant Agreement, including but not limited to all acts and documents related to compliance with applicable federal and/or state securities laws.

19.                               Counterparts.  For convenience, this Grant Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

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20.                               Governing Law.  This Grant Agreement shall be construed and enforced in accordance with Section 19(h) of the Plan.

21.                               Entire Agreement.  This Grant Agreement, together with the Plan, sets forth the entire agreement between the parties with reference to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, express, or implied, between them with respect to the Stock Unit Grant other than as set forth herein or therein, all prior agreements, promises, representations and understandings relative thereto being herein merged.

22.                               Amendment; Waiver.  This Grant Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  Any such written instrument must be approved by the Committee to be effective as against the Company.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of the breach of any term or provision contained in this Grant Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Grant Agreement.

23.                               Severability.  Any provision of this Grant Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

24.                               Certain Forfeiture and Repayment Obligations under Employment Agreement.  The Employee further agrees and acknowledges that this Stock Unit Grant is subject to the provisions of Section 4.03(e) of the Employment Agreement which may result in forfeiture or repayment of all or a portion of the Stock Unit Grant.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Grant Agreement as of the date first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:
Name:
Title:

I hereby accept the Stock Unit Grant described in this Grant Agreement, and I agree to be bound by the terms of the Plan and this Grant Agreement.  I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Francis J. Troise

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Exhibit 4.03(b)

INVESTMENT TECHNOLOGY GROUP, INC.
STOCK UNIT GRANT AGREEMENT

(INDUCEMENT EQUITY AWARD)

THIS GRANT AGREEMENT, dated as of                    (the “Date of Grant”), is entered into by and between Investment Technology Group, Inc. (the “Company”), a Delaware corporation, and Francis J. Troise, an employee of the Company (the “Employee”).

WHEREAS, the parties entered into an Employment Agreement dated as of October 16, 2015 (the “Employment Agreement”).

WHEREAS, the Employee has been awarded the following Grant in accordance with Section 4.03(b) of the Employment Agreement as the Inducement Equity Award (as defined in the Employment Agreement), which is intended to compensate the Employee for the intrinsic value of the stock appreciation rights and restricted stock units that the Employee forfeited upon his departure from his prior employer as measured on the date of forfeiture provided that such amount may not exceed $4.5 million (the “Forfeited Awards”).

WHEREAS, to the extent this Grant is awarded pursuant to the “employee inducement” award exception of Section 303A.08 of the NYSE Euronext (“NYSE”) Listed Company Manual, the Grant shall be treated in all respects for purposes of the Employee as if such Grant was made under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                      Grant of Stock Units.  Subject to the terms and conditions set forth in this Grant Agreement, the Employee is hereby awarded         Stock Units that represent hypothetical shares of Company Stock on a one-for-one basis (the “Stock Unit Grant”).

2.                                      Grant Subject to Plan Provisions.

(a)                                    The terms of the of the Plan are incorporated herein by reference to this Grant Agreement, and in all respects, the Stock Grant Unit shall be interpreted in accordance with, and subject to the terms of, the Plan.  The Plan and the Plan prospectus are available on ITG Exchange; provided that paper copies of the Plan and the Plan prospectus are available upon request by contacting the Legal Department of the Company at ITG_Legal.  This Stock Unit Grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization, (iii) requirements of applicable law and (iv) all other Plan provisions.  The Committee has the authority to interpret and construe this Grant Agreement pursuant to the terms of the Plan, and its decisions are conclusive as to any questions arising hereunder. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Plan.  In the event of any conflict between this Grant Agreement and the Plan, the Plan shall control.

(b)                                    If this Stock Unit Grant is granted pursuant to the “employee inducement” award exception of Section 303A.08 of the NYSE Limited Company Manual, the terms and conditions of the Stock Unit Grant shall be treated in all respects as if such Grant had been made pursuant to the Plan, provided that shares of Company Stock in settlement issued in settlement of this Stock Grant Unit shall not be issued from the Plan.

3.                                      Stock Unit Account.  The Company shall establish and maintain a Stock Unit bookkeeping account (the “Account”) on its records for the Employee and shall record in the Account the number of Stock Units awarded to the Employee.  No shares of stock shall be issued to the Employee at the time the Stock Unit Grant is made.

4.                                      Vesting of the Stock Unit Grant.

(a)                 Subject to Section 5 below and the other terms and conditions of this Grant Agreement and the Plan, the Employee shall become vested in a portion of the Stock Unit Grant and all restrictions on such portion of the Stock Unit Grant shall lapse on the following dates (the “Vesting Dates”) if the Employee remains continuously employed by the Employer from the Date of Grant through the applicable Vesting Dates (such vesting schedule, the “Vesting Schedule”); provided, however, that the Stock Unit Grant shall become immediately vested in full and settle (upon a Change in Control (as defined in the Employment Agreement)) if the Employee is employed by the Employer as of the date of the Change in Control:

Vesting Date	Number of Stock Units Vested
January 31, 2016	38%
January 31, 2017	41%
January 31, 2018	21%

(b)                 Notwithstanding the Vesting Schedule, the unvested portion of the Stock Unit Grant shall (i) become immediately vested in full and settle upon the Employee’s Termination of Service (as defined below) due the Employee’s death or Permanent Disability (as defined in the Employment Agreement) and (ii) fully vest upon Employee’s Termination of Service without Cause (as defined in the Employment Agreement) or Termination of Service for Good Reason (as defined in the Employment Agreement) but shall continue to be settled over the Vesting Schedule; provided that in the case Termination of Service due to the Employee’s Permanent Disability or Employee’s Termination of Service without Cause or for Good Reason, the Employee shall (i) comply with and remain subject to the provisions of Sections 6.01 (Confidential Information), 7.01 (Intellectual Property), 8.01 (Delivery of Material Upon Termination of Employment), 9.01 (Noncompetition), 9.02 (Nonsolicitation) and 13.03 (Cooperation) of the Employment Agreement and (ii) have timely executed and not revoked a release, the form of which is attached to the Employment Agreement.

(c)                  Upon the issuance of the shares of Company Stock that the Executive is entitled to receive on the January 31, 2016 Vesting Date (the “2016 Tranche”), such shares shall be placed in a brokerage account held in the name of the Executive through the first anniversary of his Start Date (as defined in the Employment Agreement).  Upon any Termination of Service of the Executive that occurs on or prior to the first anniversary of his Start Date, other than as set forth above in Section 4(a) and (b), the Executive shall return to the Company a prorated number

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of shares subject to the 2016 Tranche with such proration based on the number of days between and including the Start Date (as defined in the Employment Agreement) through the date the Executive’s employment terminates, relative to the number of days between and including the Start Date and the first anniversary of the Start Date.

(d)                 Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Company Stock under Section 5(d) of the Plan shall be subject to the vesting schedule in this Section 4.

5.                                      Termination of Service; SOX Clawback.  In the event of the Employee’s Termination of Service for any reason other than those outlined in Section 4 above prior to the date the Stock Unit Grant otherwise becomes vested in accordance with Section 4 above, the Stock Unit Grant shall immediately be forfeited by the Employee.

In addition, whether or not the Employee incurs a Termination of Service, the Employee shall be subject to the forfeiture and reimbursement provisions of Section 304 of the Sarbanes-Oxley Act of 2002 (and the applicable guidance promulgated thereunder) (“SOX”) with respect to the Stock Unit Grant, but the Stock Unit Grant shall not otherwise be subject to any portion of the Company’s Recoupment Policy in effect from time to time that imposes forfeiture and/or reimbursement obligations on the Employee with respect to the Stock Unit Grant that are greater than those required by SOX.

“Termination of Service” means the Employee ceases to be employed by the Employer.  If the Employee is employed by a Subsidiary of the Company, the Employee shall also be deemed to incur a Termination of Service if such Subsidiary ceases to be a Subsidiary of the Company and the Employee does not immediately thereafter become employed by the Company or another Subsidiary of the Company.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among Employers shall not be considered a Termination of Service.

6.                                      Distribution of Shares.  The Company shall distribute to the Employee (or the Employee’s heirs in the event of the Employee’s death) at the time of vesting of the Stock Unit Grant, a number of shares of Company Stock equal to the number of Stock Units then held by the Employee that became vested at such time, subject to reduction for withholding of shares pursuant to Section 9 below; provided that Stock Units that become vested but settle over the Vesting Schedule as described in Section 4(b) shall be distributed at the time of settlement subject to reduction for withholding of shares.

7.                                      Rights and Restrictions.  The Stock Unit Grant shall not be transferable, other than by will or under the laws of descent and distribution (or pursuant to a beneficiary designation authorized by the Committee).  Prior to vesting of the Stock Unit Grant and delivery of the shares of Company Stock to the Employee, the Employee shall not have any rights or privileges of a stockholder as to the shares of Company Stock subject to the Stock Unit Grant.  Specifically, the Employee shall not have the right to receive dividends or the right to vote such shares of Company Stock, nor shall the Employee have the right to sell, assign, pledge, hypothecate, encumber, transfer or otherwise dispose of, in whole or in part, the Stock Unit Grant, prior to vesting of the Stock Unit Grant and delivery of the shares of Company Stock.

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The Employee shall not have any interest in any fund or specific assets of the Employer by reason of this Stock Unit Grant or the Account established for the Employee.

8.                                      Limitations.  Nothing herein shall limit the Company’s right to issue Company Stock, or Stock Units or other rights to purchase Company Stock subject to vesting, expiration and other terms and conditions deemed appropriate by the Company and its affiliates.  Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, any right, remedy or claim under or by reason of this Grant Agreement or of any term, covenant or condition hereof.

9.                                      Withholding.  At the time of distribution pursuant to Section 6 above, and in accordance with any rules or regulations of the Committee then in effect, the Employer shall withhold, through an automatic share withholding procedure, Company Stock with a Fair Market Value (measured as of the distribution date) equal to the amount of the federal, state or local taxes of any kind required by law to be withheld with respect to the distributions.  To the extent not withheld, the Employee shall pay to the Employer or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at any time with respect to the Stock Unit Grant and the Employer shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld.

10.                               Expenses of Issuance of Company Stock.  The issuance of stock certificates hereunder shall be without charge to the Employee.  The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Company Stock.

11.                               Terms are Binding.  The terms of this Grant Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Employee and the Company.

12.                               Compliance with Law.  The transfer of Company Stock hereunder shall be subject to the terms, conditions and restrictions as set forth in the governing instruments of the Company, Company policies, applicable federal and state securities laws or any other applicable laws or regulations, and approvals by any governmental or regulatory agency as may be required.  By signing this Grant Agreement, the Employee agrees not to sell any Company Stock at a time when applicable laws or the Company policies prohibit a sale.

13.                               References.  References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Grant Agreement.

14.                               Notices.  Any notice required or permitted to be given under this Grant Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested,

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duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently, by similar process, give notice of:

If to the Company:

Investment Technology Group, Inc.
One Liberty Plaza

165 Broadway

New York, NY 10006

Attention: General Counsel

If to the Employee:

At the Employee’s most recent address shown on the Employer’s corporate records, or at any other address at which the Employee may specify in a notice delivered to the Company in the manner set forth herein.

15.                               No Right to Continued Employment.  This Stock Unit Grant shall not confer upon the Employee any right to continue in the employ of the Employer nor shall this Stock Unit Grant interfere with the right of the Employer to terminate the Employee’s employment at any time.

16.                               Section 409A.  It is intended that the Stock Unit Grant issued hereunder shall comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Stock Unit Grant is subject thereto, and the Stock Unit Grant shall be interpreted on a basis consistent with such intent.  In no event shall the Employee, directly or indirectly, designate the calendar year in which the shares underlying the Stock Unit Grant will be distributed.  If the Stock Unit Grant or any portion thereof is subject to Section 409A of the Code and if the Employee is a Key Employee (as defined in the Plan), then upon separation from service any distribution under the Stock Unit Grant shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Employee’s separation from service, if required by Section 409A of the Code.  If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period.  If the Employee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Employee’s death.  This Grant Agreement may be amended without the consent of the Employee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

17.                               Costs.  In any action at law or in equity to enforce any of the provisions or rights under this Grant Agreement, including any arbitration proceedings to enforce such provisions or rights, the unsuccessful party to such litigation or arbitration, as determined by the court in a final judgment or decree, or by the panel of arbitrators in its award, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys’ fees shall be included as part of the judgment.

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18.                               Further Assurances.  The Employee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Grant Agreement, including but not limited to all acts and documents related to compliance with applicable federal and/or state securities laws.

19.                               Counterparts.  For convenience, this Grant Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

20.                               Governing Law.  This Grant Agreement shall be construed and enforced in accordance with Section 19(h) of the Plan.

21.                               Entire Agreement.  This Grant Agreement, together with the Plan, sets forth the entire agreement between the parties with reference to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, express, or implied, between them with respect to the Stock Unit Grant other than as set forth herein or therein, all prior agreements, promises, representations and understandings relative thereto being herein merged.

22.                               Amendment; Waiver.  This Grant Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  Any such written instrument must be approved by the Committee to be effective as against the Company.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of the breach of any term or provision contained in this Grant Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Grant Agreement.

23.                               Severability.  Any provision of this Grant Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

24.                               Certain Forfeiture and Repayment Obligations under Employment Agreement.  The Employee further agrees and acknowledges that this Stock Unit Grant is subject to the provisions of Section 4.03(e) of the Employment Agreement which may result in forfeiture or repayment of all or a portion of the Stock Unit Grant.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Grant Agreement as of the date first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:
Name:
Title:

I hereby accept the Stock Unit Grant described in this Grant Agreement, and I agree to be bound by the terms of the Plan and this Grant Agreement.  I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Francis J. Troise

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Exhibit 4.03(c)

INVESTMENT TECHNOLOGY GROUP, INC.

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

THIS GRANT AGREEMENT, dated as of                                   (the “Date of Grant”), is entered into by and between Investment Technology Group, Inc. (the “Company”), a Delaware corporation, and Francis J. Troise, an employee of the Company (the “Employee”).

WHEREAS, the parties entered into an Employment Agreement dated as of October 16, 2015 (the “Employment Agreement”), which provides for a sign-on award in the form of options (the “Sign-On Award”); and

WHEREAS, the Employee has been awarded the following Grant under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”) in accordance with section 4.03(c) of his Employment Agreement, which provides for the Sign-On Award.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1.             Grant of the Option.  Subject to the terms and conditions set forth in this Grant Agreement and the Plan, the Employee is hereby awarded a nonqualified stock option to purchase                  shares of Company Stock for an Exercise Price of  $            per share (the “Option”).  This Option is intended to be a nonqualified stock option and shall not be treated as an incentive stock option under the provisions of the Code.

2.             Grant Subject to Plan Provisions.  This Option is awarded pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The Plan and the Plan prospectus are available on the ITG Exchange; provided that paper copies of the Plan and the Plan prospectus are available upon request by contacting the Legal Department of the Company at ITG_Legal.  This Option is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification or listing of the shares issued under the Plan, (b) changes in capitalization, (c) requirements of applicable law and (d) all other Plan provisions.  The Committee has the authority to interpret and construe this Grant Agreement pursuant to the terms of the Plan, and its decisions are conclusive as to any questions arising hereunder.  Capitalized terms used herein and not defined herein shall have the meanings set forth in the Plan.  In the event of any conflict between this Grant Agreement and the Plan, the Plan shall control.

3.             Vesting of the Option.

(a)           Subject to Section 4 below and the other terms and conditions of this Grant Agreement and the Plan, this Option shall vest and become exercisable on the following dates if the Employee has remained continuously employed by the Employer from the Date of Grant through the vesting date; provided, however, that the Option shall vest and become immediately exercisable in full (i) immediately prior to the effectiveness of a Change in Control if the Employee is employed by the Employer as of such date or (ii) upon the Employee’s Termination of Service (as defined below) due to the Employee’s death or Permanent Disability (as defined in the Employment Agreement).

Shares for Which the
Date	Option is Exercisable
First Anniversary of Date of Grant	33 1/3%
Second Anniversary of Date of Grant	33 1/3%
Third Anniversary of Date of Grant	33 1/3%

The exercisability of the Option is cumulative, but shall not exceed 100% of the shares subject to the Option.  If the foregoing schedule would produce fractional shares, the number of shares for which the Option becomes exercisable shall be rounded down to the nearest whole share.

(b)           In addition to the foregoing, in the event of the Employee’s Termination of Service for Good Reason (as defined in the Employment Agreement) or not for Cause (as defined in the Employment Agreement) prior to a Change in Control (as defined in the Employment Agreement), so long as the Employee executes (and does not revoke) a Release (as defined in the Employment Agreement), then the unvested portion of the Option as of the date of such Termination of Service, shall continue to vest as if the Employee had remained employed by the Employer through the first anniversary of such termination date.

(c)           Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Company Stock under Section 5(d) of the Plan shall be subject to the vesting schedule in this Section 3.

4.             Termination of Service; Forfeiture of Unvested Option.  In the event of the Employee’s Termination of Service for any reason other than those outlined above in Section 3 prior to the date the Option otherwise becomes vested in accordance with Section 3 above, the Option shall immediately be forfeited by the Employee.

In addition, whether or not the Employee incurs a Termination of Service, if, prior to the date the Option otherwise becomes vested in accordance with Section 3 above or prior to the date the Option is exercised (a) the Employee materially breaches the Employer’s Code of Business Conduct and Ethics, as such material breach is determined by the Committee in its sole discretion, or (b) the Company is required to prepare a restated financial statement that is filed with an external regulator because of material noncompliance of the Company with any financial reporting requirement, whether or not such restatement involves misconduct of the Employee, then the Committee may determine, in its sole discretion, that the Option shall expire, regardless of whether the Option has vested, as of the date of the material breach or the date on which the Company is notified of such requirement, as applicable, in each case, subject to compliance with applicable law.

“Termination of Service” means the Employee ceases to be employed by the Employer.  If the Employee is employed by a Subsidiary of the Company, the Employee shall also be deemed to

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incur a Termination of Service if such Subsidiary ceases to be a Subsidiary of the Company and the Employee does not immediately thereafter become employed by the Company or another Subsidiary of the Company.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among Employers shall not be considered a Termination of Service.

5.             Term.  The Option (to the extent not already exercised, forfeited or expired in accordance with Section 4 above) shall expire at 5:00 p.m., Eastern time, on the earliest of:  (a) the eighth (8th)  anniversary of the Date of Grant; (b) the date that is one year following the date of the Employee’s Termination of Service due to the Employee’s death or Permanent Disability (as defined in the Employment Agreement); (c) in the event of the Employee’s Termination of Service for Good Reason (as defined in the Employment Agreement) or not for Cause (as defined in the Employment Agreement), (i) with respect to any vested portion of the Option as of such termination date, the date that is one year following such termination date and (ii) with respect to any unvested portion of the Option that vests during the one-year period following such termination date as provided in Section 3(b) above, the date that is one year following the applicable vesting date; (d) the date of Termination of Service for Cause (as defined in the Employment Agreement); or (e) the date that is sixty (60) days after the date of the Employee’s Termination of Service for any reason other than as specified in clauses (b) through (d) of this Section 5.  Notwithstanding any other provision of this Grant Agreement to the contrary, in the event of a Change in Control at a time when the Employee is employed by the Employer, the Option shall be exercisable until 5:00 p.m., Eastern time, on the eighth (8th) anniversary of the Date of Grant, without regard to whether the Employee continues to be employed by the Employer after the Change in Control.

6.             Method of Exercise.  To the extent the Option is exercisable under the provisions of Sections 3 and 4 hereof, the Employee may exercise the Option, in whole or in part, at such time as the Option is exercisable and prior to its expiration by giving written notice of exercise of the Option to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following:

(a)           An exercise notice in a form specified by the Company, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Company;

(b)           The receipt by the Company of full payment of the Exercise Price for the shares of Company Stock with respect to which the Option or portion thereof is exercised, as well as payment of any federal, state or local taxes of any kind required by law to be withheld as described in Section 11; and

(c)           Any other written representations as may be required in the Committee’s reasonable discretion to evidence compliance with applicable laws or regulations.

Notwithstanding any of the foregoing, the Committee shall have the right to specify all conditions of the manner of exercise, which may be subject to change from time to time. Such notice once delivered to the Company shall be irrevocable.

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7.             Payment of Exercise Price.  The Exercise Price for the shares of Company Stock purchased by the Employee upon exercise of the Option (the “Option Shares”) shall be paid in full to the Company at the time of such exercise.  The Exercise Price may be paid (a) pursuant to the methods described in Section 7(e)(i) or 7(e)(iii) of the Plan, or (b) in one or more of the other forms of consideration permitted under Section 7(e) of the Plan to the extent acceptable to the Committee in accordance with the procedures established by the Committee at the time of such proposed exercise.  The Committee reserves the right to restrict the available methods of payment to the extent it determines in its sole discretion that such restriction is required to comply with local law or desirable for the administration of the Plan, or to otherwise modify the available methods of payment to the extent permitted under the terms of the Plan.

8.             Nontransferability.  Neither the Employee nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey the Option, which Option is, and all rights under this Grant Agreement are, expressly declared to be unassignable and nontransferable, other than by will or under the laws of descent and distribution (or pursuant to a beneficiary designation authorized by the Committee).

9.             No Right to Employer Assets.  Neither the Employee nor any other person shall acquire by reason of the Option or the Option Shares any right in or title to any assets, funds or property of the Employer whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which the Employer, in its sole discretion, may set aside in anticipation of a liability.  No trust shall be created in connection with or by the granting of the Option or the purchase of any Option Shares, and any benefits which become payable hereunder shall be paid from the general assets of the Employer.  The Employee shall have only a contractual right to the amounts, if any, payable pursuant to this Grant Agreement, unsecured by any asset of the Company or any of its affiliates.

10.          Limitations.  Nothing herein shall limit the Company’s right to issue Company Stock, or stock options or other rights to purchase Company Stock subject to vesting, expiration and other terms and conditions deemed appropriate by the Company and its affiliates.  Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, any right, remedy or claim under or by reason of this Grant Agreement or of any term, covenant or condition hereof.

11.          Withholding.  The Employee shall pay to the Employer or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at any time with respect to the issuance of Option Shares or the payment of money pursuant to the exercise of the Option, and the Employer shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld.  The Employee may elect to have the Employer withhold Company Stock to pay any applicable minimum withholding taxes resulting from the exercise of the Option and the issuance of Option Shares, in accordance with any rules or regulations of the Committee then in effect, to the extent that such “net settlement” provision does not result in any adverse accounting consequences to the Company.

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12.          Expenses of Issuance of Option Shares.  The issuance of stock certificates hereunder shall be without charge to the Employee.  The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of the Option Shares.

13.          Terms are Binding.  The terms of this Grant Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Employee and the Company.

14.          Compliance with Law.  The exercise of the Option and the obligations of the Company to issue or transfer Option Shares hereunder shall be subject to the terms, conditions and restrictions as set forth in the governing instruments of the Company, Company policies, applicable federal and state securities laws or any other applicable laws or regulations, and approvals by any governmental or regulatory agency as may be required.  In no event shall Employee be permitted to exercise the Option if the issuance of Option Shares at that time would violate any law or regulation.  By signing this Grant Agreement, the Employee agrees not to sell any Option Shares at a time when applicable laws or the Company policies prohibit a sale.

15.          References.  References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Grant Agreement.

16.          Notices.  Any notice required or permitted to be given under this Grant Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently, by similar process, give notice of:

If to the Company:

Investment Technology Group, Inc.

One Liberty Plaza

165 Broadway

New York, NY 10006

Attention: General Counsel

If to the Employee:

At the Employee’s most recent address shown on the Employer’s corporate records, or at any other address at which the Employee may specify in a notice delivered to the Company in the manner set forth herein.

17.          No Right to Continued Employment.  This Option shall not confer upon the Employee any right to continue in the employ of the Employer nor shall this Option interfere with the right of the Employer to terminate the Employee’s employment at any time.

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18.          Costs.  In any action at law or in equity to enforce any of the provisions or rights under this Grant Agreement, including any arbitration proceedings to enforce such provisions or rights, the unsuccessful party to such litigation or arbitration, as determined by the court in a final judgment or decree, or by the panel of arbitrators in its award, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys’ fees shall be included as part of the judgment.

19.          Further Assurances.  The Employee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Grant Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

20.          Counterparts.  For convenience, this Grant Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

21.          Governing Law.  This Grant Agreement shall be construed and enforced in accordance with Section 19(h) of the Plan.

22.          Entire Agreement.  This Grant Agreement, together with the Plan, sets forth the entire agreement between the parties with reference to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, express, or implied, between them with respect to the Option other than as set forth herein or therein, all prior agreements, promises, representations and understandings relative thereto being herein merged.

23.          Amendment; Waiver.  This Grant Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.  Any such written instrument must be approved by the Committee to be effective as against the Company.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by any party of the breach of any term or provision contained in this Grant Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Grant Agreement.

24.          Severability.  Any provision of this Grant Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

25.          Recoupment Policy. The Employee hereby agrees that the Employee will be subject to any compensation clawback or recoupment policies that may be applicable to the

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Employee as an employee of the Company or any of its affiliates, as in effect from time to time and as approved by the Board or the Committee, whether or not approved before or after the Date of Grant.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Grant Agreement as of the date first above written.

INVESTMENT TECHNOLOGY GROUP, INC.

By:
Name:
Title:

I hereby accept the Option described in this Grant Agreement, and I agree to be bound by the terms of the Plan and this Grant Agreement.  I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Francis J. Troise

Exhibit A

Release and Waiver

THIS RELEASE AND WAIVER (this “Release”) is entered into effective as of                                        , by Francis J. Troise (the “Executive”) in favor of Investment Technology Group, Inc., a Delaware corporation (the “Company”).  The entering into and non-revocation of this Release is a condition to the Executive’s right to receive certain payments and benefits under Sections [4.03(d)][5.02(ii)-(vi)][5.03(ii)-(vi)] of the Employment Agreement entered into by and between Executive and the Company, dated as of October 16, 2015 (the “Employment Agreement”).  Capitalized terms used and not defined herein shall have the meaning provided in the Employment Agreement.

1.                                      Confirmation of Termination.  The Executive’s employment with the Company is terminated as of                              (the “Termination Date”).  The Executive acknowledges that the Termination Date is the termination date of his employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company.  The Executive acknowledges and agrees that the Company shall not have any obligation to rehire the Executive, nor shall the Company have any obligation to consider him for employment, after the Termination Date.

2.                                      Resignation.  Effective as of the Termination Date, the Executive hereby resigns as an officer and member of the board of directors of the Company and any of its Subsidiaries and from any such positions held with any other entities at the direction of, or as a result of the Executive’s affiliation with the Company or any of its Subsidiaries.  In addition, the Executive hereby agrees and acknowledges that the Termination Date shall be the date of his termination from all other offices, positions, directorships, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Company or any of its Subsidiaries.

3.                                      Wages Fully Paid.  Executive acknowledges that he has received payment in full for all salary and other wages, including without limitation any accrued, unused paid time off or similar benefits earned through the Termination Date.

4.                                      Termination Benefits.  Assuming that the Executive executes this Release and does not revoke it within the time specified in Section 10 below, then, subject to Section 9 below, the Executive will be entitled to the payments and benefits (subject to taxes and all applicable withholding requirements) set forth under Section [4.03(d)][5.02(ii)-(vi)] [5.03(ii)-(vi)] of the Employment Agreement (the “Termination Benefits”).

5.                                      General Release and Waiver.  In consideration of the Termination Benefits, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Executive for himself and for his heirs, executors, administrators, trustees, legal representatives and assigns (collectively, the “Releasors”), hereby releases, remises, and acquits the Company and all of its respective past, present, and future direct or indirect parent, Subsidiaries, divisions, affiliates and related business entities, any of their predecessors, successors and assigns, employee benefit plans or funds, and any of its or their respective past, present, and future directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, shareholders, owners, investors, representatives and employees, in their official and individual capacities, jointly and individually (each a “Releasee”) from any and all claims, known or unknown, which the Releasors have or may have against any Releasee arising on or prior to the date of this Release and any and all liability which any such Releasee may have to the Executive, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, as amended, the Family and Medical Leave Act of 1993, as amended, the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, the Equal Pay Act, as amended, the Immigration Reform and Control Act of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended (excluding claims for accrued, vested benefits under any employee benefit or pension plan, subject to the terms and conditions of such plan and applicable law), the Sarbanes-Oxley Act of 2002, as amended, and, as may be applicable, the New York State Human Rights Law, New York State Constitution, New York Labor Law, New York Civil Rights Law, New York City Human Rights Law, New York Executive Law, and any similar law of any other state or governmental entity and any disability claims under any such laws, in all such cases arising from or relating to the Executive’s employment relationship with the Company and his service relationship as an officer or director of Company and any of its Subsidiaries, or other associations with the Company or any of the Subsidiaries or any termination thereof.  The Executive further agrees that the Executive will not file or permit to be filed on the Executive’s behalf any such claim.  Notwithstanding the preceding sentence or any other provision of this Release, this Release is not intended to interfere with the Executive’s right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) in connection with any claim he believes he may have against any Releasee.  However, by executing this Release, the Executive hereby waives the right to recover in any proceeding the Executive may bring before the EEOC or in any proceeding brought by the EEOC on the Executive’s behalf.  This Release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages.

6.                                      Exceptions to Release.  This Release shall not apply to:

(a)                                 the obligation of the Company to provide the Executive with the Termination Benefits;

(b)                                 the Executive’s rights solely in his capacity as a stockholder of the Company;

(c)                                  the Executive’s rights to indemnification pursuant to any provisions of the Company’s certificate of incorporation or bylaws or other agreement addressing such indemnification between the Executive and the Company, including under Article 11 of the Employment Agreement;

(d)                                 Executives right of insurance under any liability insurance policy covering the Company’s officers and directors;

(e)                                  benefits entitlements (excluding any severance benefits other than the Termination Benefits) that are vested as of the Executive’s Termination Date pursuant to the terms of a Company-sponsored benefit plan;

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(f)                                   any claim not waivable by law; or

(g)                                  any claim or right that the Executive may have under this Release.

7.                                      Continuing Covenants; Non-Disparagement; Permitted Conduct.

(a)                                 The Executive acknowledges and agrees that he remains subject to the provisions of Sections 6.01 (Confidential Information), 7.01(Intellectual Property), 8.01(Delivery of Material Upon Termination of Employment), 9.01 (Noncompetition), 9.02 (Nonsolicitation) and 13.03 (Cooperation) of the Employment Agreement and any other similar covenants contained in any equity award agreements pursuant to which the Executive has received equity awards under the Company’s 2007 Omnibus Equity Compensation Plan (or any successor plan) or any of its subplans including the Company’s Variable Compensation Stock Unit Award Program (or any successor thereto), which remain in full force and effect for the periods set forth therein.

(b)                                 In addition, the Executive agrees that he will not make any Disparaging (as defined herein) remarks, comments or statements, whether written or oral, to any third party about the Company or any of its Subsidiaries or affiliates or any of their respective directors, officers or employees except as required by law and then only after consultation with the Company to the extent possible.  “Disparaging” remarks, comments or statements are those that, directly or indirectly, impugn the character, honesty, integrity or morality or business acumen or abilities in connection with any aspect of the operation of business of the individual or entity being disparaged.

(c)                                  Nothing in this Release shall prohibit or restrict the Executive, ITG and the Releasees, or either party’s respective attorneys, from their or the Executive’s right to: (i) make any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Release, or as required by law or legal process; or (ii) participate, cooperate, or testify in any action, investigation, or proceeding with, or provide information to the Company’s Legal Department, or any self-regulatory organization, governmental agency or legislative body, including the Equal Employment Opportunity Commission (“EEOC”), provided that, to the extent permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, the disclosing party gives prompt written notice to the other party so as to permit such other party to protect such party’s interests in confidentiality to the fullest extent possible.  The Executive acknowledges and agrees, however, that, except as prohibited by law, should the Executive or any person, organization, or entity file, charge, claim, sue, or cause or permit to be filed any action, investigation, or proceeding arising out of or related to the Executive’s employment or termination of employment with the Company, pursuant to Section 5, the Executive waives any right to any personal or monetary relief in any such action, investigation, or legal proceeding.

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8.                                      Miscellaneous.  The applicable provisions of Article 13 of the Employment Agreement are hereby incorporated by referenced into this Release and made a part hereof.

9.                                      Knowing and Voluntary Waiver.  The Executive acknowledges that he:  (a) has carefully read this Release in its entirety; (b) has had an opportunity to consider it for at least twenty-one (21) days; (c) is hereby advised by the Company in writing to consult with an attorney of his choosing in connection with this Release; (d) fully understands the significance of all of the terms and conditions of this Release and has discussed them with his independent legal counsel, or had a reasonable opportunity to do so; (e) has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions of this Release and has not relied on any statements or explanations made by any Releasee or their counsel; (f) understands that he has seven (7) days in which to revoke this Release (as described in Section 10) after signing it; and (g) is signing this Release voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

10.                               Effective Time of Release.  The Executive may accept this Release by signing it and returning it to the Company at One Liberty Plaza, 165 Broadway, 5th Floor, New York, NY 10006, Attn:  General Counsel, within twenty-one (21) days of his receipt of the same, which receipt occurred on [INSERT DATE OF RECEIPT].  After executing this Release, the Executive will have seven (7) days (the “Revocation Period”) to revoke this Release by indicating his desire to do so in writing delivered to the General Counsel at the address above (or by electronic mail delivery in “pdf” form to:  [INSERT EMAIL ADDRESS] or by fax at [INSERT FAX NUMBER] by the seventh (7th) day after the date the Executive signs this Release.  The effective date of this Release shall be the eighth (8th) day after the Executive signs this Release.  If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day.  If the Executive does not execute this Release or exercises his right to revoke hereunder, he shall forfeit his right to receive any of the Termination Benefits, and to the extent such Termination Benefits have already been provided, the Executive agrees that he will immediately reimburse the Company for the amounts of such payment.

IN WITNESS WHEREOF, the Executive has duly executed this Release as of the date first set forth above.

EXECUTIVE:
Name: Francis J. Troise

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